UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2021

Certificate of Change Pursuant to NRS 78.209

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03. Material Modification to Rights of Security Holders.

On November 24, 2020, Liberty Star Uranium & Metals Corp. (the “Company”) filed a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of the State of Nevada to affect a reverse stock split (the “Reverse Stock Split”). Pursuant to the Certificate of Change, the Reverse Stock Split was formally processed by FINRA’s OTC Corporate Actions Department on February 24, 2021 effective on February 25, 2021. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on February 25, 2021.

Pursuant to the Reverse Stock Split, outstanding shares of the Company’s common stock were automatically consolidated at a ratio of 1-for-500 without any further action on the part of the Company’s stockholders. Fractional shares will be rounded up to the next whole share.

The Company’s shares of common stock will continue to trade on the OTC but will trade under the symbol “LBSRD” for a period of 20 trading days from February 25, 2021 to denote completion of the Reverse Stock Split. After 20 trading days, the symbol will return to “LBSR”. The Company’s shares of common stock will permanently trade under a new CUSIP number, which is 53123T305.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 6,150,000,000 shares of common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 12,300,000 shares of common stock. As of February 24, 2021 (immediately prior to the effective date of the Reverse Stock Split), there were 4,949,822,059 shares of common stock outstanding. As a result of the Reverse Stock Split, there are approximately 9,899,695 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split. All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 500 and multiplying the exercise or conversion price thereof by 500, as a result of the Reverse Stock Split.

Prior to the effective date of the Certificate of Change, the Company was authorized to issue 100,000,000 shares of Class A common stock. As a result of the Reverse Stock Split, the Company is authorized to issue 200,000 shares of Class A common stock. As of February 24, 2021 (immediately prior to the effective date of the Reverse Stock Split), there were 51,000,000 shares of Class A common stock outstanding. As a result of the Reverse Stock Split, there are approximately 102,000 shares of Class A common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Class A common stock.

Our CEO, and President Brett Gross comments: “The reverse split is necessary to bring reasonableness to the company’s share structure more consistent with industry, market and financial norms.  This serves to greatly improve the Company’s attractive appeal to the large commercial, institutional and industry markets, dramatically increasing the Company’s growth opportunities going forward.”

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.2	Certificate of Change Pursuant to NRS 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: February 25, 2021	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO